UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 15, 2006

                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                            1-31614         77-0138960
             (Commission File Number) (IRS Employer Identification No.)

                  741 Calle Plano, Camarillo, California 93012
 (Address of principal executive offices)      Zip Code)


       Registrant's telephone number, including area code:  (805) 388-3700

                                 Not applicable
            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.04   TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
            OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

         Vitesse Semiconductor Corporation (the "Company") is a party to a Second Amended and Restated Loan and Security Agreement (the "Agreement") with Silicon Valley Bank (the "Bank"), a copy of which is included in this Form 8-K as Exhibit 10.1.

         On May 15, 2006, the Bank notified the Company that Events of Default have occurred under the Agreement. Specifically, the Bank assets that:

         (i) the Company has failed to meet its reporting obligations under
Section 6.2(a) of the Agreement as a result of the Company's failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

         (ii) an apparent failure to meet the liquidity covenant contained in
Section 6.7 of the Agreement;

         (iii) alleged misrepresentations under the Agreement; and

         (iv) the occurrence of a "Material Adverse Change" (as defined in the Agreement).

         The Bank's notice also states that the amount outstanding under the Agreement currently exceeds the Borrowing Base (as defined in the Agreement). The Bank's notice states that, until the Events of Default are cured to the satisfaction of the Bank, the Company is obligated to pay Default Interest as set forth in Section 2.4(c) of the Agreement and the Bank will not make any further advances to the Company.

         While an Event of Default occurs and continues, the Agreement provides that the Bank may, without notice or demand, exercise remedies as provided in the Agreement, including but not limited to:

                  (a) declaring all Obligations (as defined in the Agreement) immediately due and payable;

                  (b) stop advancing money or extending credit for the Company's benefit under the Agreement or under any other agreement between the Company and the Bank;

                  (c) demanding that the Company (i) deposit cash with the Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and the Company shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

                  (d) applying to the Obligations any balances and deposits of the Company it holds or any amount held by the Bank owing to or for the credit or the account of the Company;

                  (e) placing a "hold" on any account maintained with the Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral (as defined in the Agreement); and


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                  (f) exercising all rights and remedies available to the Bank under the Loan Documents (as defined in the Agreement) or at law or equity, including all remedies provided under the Uniform Commercial Code (including disposal of the Collateral pursuant to the terms thereof).

         The Company reserves the right to contest various asserted Events of Default and does not believe it is necessary or appropriate for the Bank to assert further remedies.

         At May 15, 2006, approximately $10 million was drawn and outstanding under this Agreement plus approximately $4.2 million in issued but undrawn standby letter of credits, and the Company had un-restricted cash and un-restricted cash equivalents of approximately $13.2 million.

         The Company is presently in active discussions with the Bank and believes that it has reached a conceptual agreement on the potential terms of a short-term forbearance that would allow the Company to continue its efforts to obtain additional financing. It is contemplated that as part of the agreement with the Bank, the Company would repay $5 million of the amount currently outstanding under the Agreement. No assurances can be given that the Bank and the Company will actually reach agreement on the forbearance.

         The Company has engaged an investment banking firm to assist in obtaining additional financing. The Company has received non-binding indications of interest with respect to such financing and is currently evaluating these indications of interest. No assurance can be given that any additional financing can be obtained or, if obtained, will be on terms favorable to the Company. Any securities issued in the financing will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

         If additional financing is not obtained and/or the Bank takes further action under the Agreement, it would have a material adverse effect on the Company's operations, liquidity and financial condition.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

          On May 15, 2006, Louis R. Tomasetta, Chief Executive Officer, Yatin Mody, Chief Financial Officer, and Eugene F. Hovanec, Executive Vice President of the Company were terminated as officers and employees of the Company. As previously announced, each of these individuals were on administrative leave.

          On May 15, 2006, Christopher R. Gardner, the Acting Chief Executive Officer of the Company, was appointed Chief Executive Officer. Mr. Gardner, age 45, joined the Company in 1986. He served as Vice President and Chief Operating Officer from November 2000 to June 2002. From June 2002 until he was appointed Acting Chief Executive Officer on April 18, 2006, he served as Vice President and General Manager of the Network Products Division. Mr. Gardner received his B.S.E.E. from Cornell University and his M.S.E.E. from the University of California at Berkeley.

     On May 15, 2006, the Company appointed Shawn C.A. Hassel, who is 34 years old, as its Chief Financial Officer. Since July of 2001, Mr. Hassel has been and continues to be a Managing Director of Alvarez & Marsal, LLC ("A&M"), specializing in developing operational and financial solutions for companies in transition. Prior to joining A&M, Mr. Hassel spent seven years at Arthur Andersen's corporate finance and turnaround division where he served as a Director. Mr. Hassel earned his B.S. degree in Finance and Accounting from the University of Arizona. He is a licensed Certified Public Accountant. The material terms of the arrangement between the Company and A&M are described in
Item 1.01 of the Company's Form 8-K filed May 1, 2006 and are hereby incorporated in this Item 5.02 by reference.

ITEM 8.01  OTHER EVENTS.

     On May 17, 2006, the Company issued the press release attached hereto as
Exhibit 99.1.



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Item 9.01         Financial Statements and Exhibits.

(c)      Exhibits

         Item No.                                Description
            10.1 Second Amended and Restated Loan and Security Agreement between Vitesse Semiconductor Corporation and Silicon Valley Bank

            99.1                      Press release, dated May 17, 2006

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on May 18, 2006.

                                        VITESSE SEMICONDUCTOR CORPORATION


                                        By: /s/ Christopher Gardner
                                            -----------------------------------
                                            Christopher Gardner
                                            Chief Executive Officer


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                                  EXHIBIT LIST




    Item No.                                     Description
      10.1 Second Amended and Restated Loan and Security Agreement between Vitesse Semiconductor Corporation and Silicon Valley Bank

      99.1                               Press release, dated May 17, 2006